UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  May 15, 2009

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In anticipation of the Merger (referenced in “Item 8.01 Other Events” below), on May 15, 2009, Gevity HR, Inc. (the “Company”) provided a notice of termination of employment  (deemed to be without cause) effective as of the expected June 1, 2009 Merger date to the following persons: Michael J. Lavington, Chairman and Chief Executive Officer; Garry J. Welsh, Senior Vice President and Chief Financial Officer; James E. Hardee, Senior Vice President and Chief Sales and Marketing Officer; Paul E. Benz, Senior Vice President and Chief Information Officer; and Edwin E. Hightower, Jr., Senior Vice President and Chief Legal Officer.  These notices were delivered in accordance with the notice provisions required under the terms and conditions of the change in control severance agreements previously entered into between the Company and each of the persons listed above.

Item 8.01  Other Events.

On May 20, 2009, the Company issued a press release announcing that at a special meeting of the Company’s shareholders held that day, the shareholders approved the Agreement and Plan of Merger, dated as of March 4, 2009 (the “Merger Agreement”), among the Company, TriNet Group, Inc. (“TriNet”) and Gin Acquisition, Inc. (“Merger Sub”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of TriNet.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, on May 20, 2009, TriNet, Merger Sub and the Company entered into a letter agreement (the “Letter Agreement”) regarding the closing of the Merger.  A copy of the Letter Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release, dated May 20, 2009.
99.2	Letter Agreement, dated May 20, 2009 between TriNet, Merger Sub and the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.

Date: May 20, 2009	By:	/s/ Edwin E. Hightower, Jr.
Edwin E. Hightower, Jr.
Senior Vice President and Chief Legal Officer

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Exhibit Index

Exhibit Number	Description

(d) Exhibits

99.1	Press Release, dated May 20, 2009.

99.2	Letter Agreement, dated May 20, 2009 between TriNet, Merger Sub and the Company.